SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  July 16, 2003

RAYMOND JAMES FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

             Florida                                                           1-9109                                       No. 59-1517485
.................................                                                   ............                                       ..........................
 (State or other jurisdiction of                                     (Commission                               (I.R.S. Employer
  incorporation or organization)                                  File Number)                                  Identification No.)

  880 Carillon Parkway, St. Petersburg, Florida  33716
.......................................................................................
(Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code (727) 567-1000
                                                                              .........................

_____________________________________________________________

(Former name or former address, if changed since last report.

ITEM 7. EXHIBITS

               (c) exhibits

                              99.1 Raymond James Financial Inc.'s Press Release dated July 16, 2003

ITEM 9. REGULATION FD DISCLOSURE

        Pursuant to Item 12, Raymond James Financial, Inc. (the Company) is furnishing under Item 9 of this Current Report on Form 8-K the information included as Exhibit 99.1 to this report. Exhibit 99.1 is the Company's second quarter 2003 financial press release issued on July 16, 2003. The press release includes instructions as to how and when to access the Company's complementary quarterly conference call that will be available to all interested persons telephonically and by webcast through the Company's website.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

______July 17, 2003
                 (Date)

RAYMOND JAMES FINANCIAL, INC.

BY: /s/ Thomas A. James
        Thomas A. James
       Chairman and Chief
       Executive Officer

BY: /s/ Jeffrey P. Julien
        Jeffrey P. Julien
    Senior Vice President - Finance
      and Chief Financial Officer

Exhibit 99.1

Release No. 0703-02

July 16, 2003                               FOR IMMEDIATE RELEASE

RAYMOND JAMES FINANCIAL
REPORTS THIRD QUARTER RESULTS

    ST. PETERSBURG, Fla. –Raymond James Financial today reported unaudited net income of $23,562,000, or $0.48 per diluted share, for the third quarter ended June 27 on totalrevenues of $389,767,000 compared to net income of $20,393,000, or $0.41 per diluted share, on total revenues of $388,123,000 for fiscal 2002's third quarter.

    Unaudited net income for the first nine months of fiscal 2003 was reported at $53,183,000, down from 2002's $57,308,000, while total revenues for the period decreased to $1,084,871,000 from $1,133,273,000 the previous year. Diluted earnings per share were $1.09 versus $1.15 for last year's comparable period.

    "Once again, we are reminded of the dependence of the results of the securities industry upon the performance of the equities markets,” states Thomas A. James, chairman of the board and chief executive officer. “The rally in the June quarter fueled increased commission activity, up 5 percent over last year’s comparable period and 13 percent over the immediately preceding March quarter. Excellent Fixed Income trading results also generated favorable comparisons with last year and the March quarter.

    “In spite of lower investment banking and investment advisory revenues, due to the even more favorable conditions experienced in the same quarter last year,” he continues, “total net revenues were up 2 percent over last year and 11 percent from the preceding quarter. Abetted by good expense control, profits were more favorably impacted as earnings per share grew 17 percent from last year’s June quarter and 55 percent from the preceding March quarter.

    “More importantly,” James emphasizes, “the favorable conditions have continued thus far in July engendering more vibrant activity levels in the

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Page 2                                      RAYMOND JAMES FINANCIAL

Rel. No. 0703-02

equity capital markets early in the fourth fiscal quarter. Moreover, higher valuations of assets under management at the end of the third quarter suggest an increase in investmentadvisory fees. Both of these factors augur well for the fourth quarter. As a note of caution, however, the size of this rally and its focus in the large cap technology sector is disquieting and suggests that a correction could dampen results in the final two months of our fiscal year. Nonetheless, in our opinion the longer-term outlook is improving as the economy seems to be picking up steam. If the corporate earnings recovery does continue into fiscal 2004, it should enable us to improve results in fiscal 2004.”

    The company will conduct its quarterly conference call Thursday at 4:15 p.m. The telephone number is 800-773-5520. The call will also be available on demand on the company's Web site, www.RaymondJames.com, under About Raymond James Financial, Financial Reports.

    Raymond James Financial, Inc. (NYSE - RJF) provides financial services to individuals, corporations and municipalities through its three wholly-owned investment firms, Raymond James & Associates, Raymond James Financial Services and Raymond James Ltd., which have over 4,800 Financial Advisors in more than 1,600 locations throughout the United States, Canada and internationally, as well as through its asset management subsidiaries, which currently manage approximately $17.7 billion.

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Page 3                                      RAYMOND JAMES FINANCIAL

Rel. No. 0703-02

Raymond James Financial, Inc.
Unaudited Report
For the third quarter ended June 27, 2003
(all data in thousands, except per share earnings)

	Third Quarter			Nine Months
	2003	2002	Percent Change	2003	2002	Percent Change
Revenues	$389,767	$388,123	0%	$1,084,871	$1,133,273	(4%)
Net Income	23,562	20,393	16%	53,183	57,308	(7%)
Earnings Per
Share - Diluted	0.48	0.41	17%	1.09	1.15	(5%)
Average Shares
Outstanding - Diluted	48,910	49,866		48,923	49,654

	Balance Sheet Data

	June	March	Sept.	June
	2003	2003	2002	2002
Total Assets	$7.0 bil.	$6.4 bil.	$6.0 bil.	$6.6 bil.
Shareholders' Equity	$889 mil.	$862 mil.	$840 mil.	$831 mil.
Book Value per share	$18.30	$17.78	$17.25	$17.00

	Quarterly Management Data

	June	March	Sept.	June
	2003	2003	2002	2002
Retail Financial Advisors:
US	4,609	4,823	4,759	4,732
Canada	202	227	235	228

# Lead Managed/Co-Managed Public Offerings in U.S.	18	4	6	26

Financial Assets Under Management	$17.7 bil.	$16.3 bil.	$15.3 bil.	$16.6 bil.

Page 4                                      RAYMOND JAMES FINANCIAL

Rel. No. 0703-02

	June	March	Sept.	June
	2003	2003	2002	2002

Client Assets	$93.8 bil.	$84.4 bil.	$80.1 bil.	$86.1 bil.
Client Margin Balances	$947 mil.	$913 mil.	960 mil.	$1,053 mil.
Client Trade Volume	1,630,000	1,466,000	1,600,000	1,714,000
# of Client Accounts	1,286,000	1,272,000	1,230,000	1,224,000

	Segment Data
	Third Quarter			Nine Months
	2003	2002	Percent Change	2003	2002	Percent Change
Revenues:
Retail	$264,569	$259,451	2%	$729,157	$752,110	(3%)
Capital Markets	84,370	78,294	8%	231,466	237,992	(3%)
Asset Management	30,277	33,607	(10%)	89,410	98,211	(9%)
RJ Bank	6,925	7,207	(4%)	21,972	23,350	(6%)
Other	3,626	9,564	(62%)	12,866	21,610	(40%)
Total	$389,767	$388,123	(0%)	$1,084,871	$1,133,273	(4%)

Pre-tax Income:
Retail	$22,167	$17,282	28%	$43,577	$46,285	(6%)
Capital Markets	12,362	10,009	24%	22,045	28,937	(24%)
Asset Management	4,036	4,489	(10%)	12,635	13,235	(5%)
RJ Bank	2,707	1,350	101%	7,747	5,021	54%
Other	(3,128)	809	(487%)	(225)	531	(142%)
Total	$38,144	$33,939	12%	$85,779	$94,009	(9%)

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For additional information, contact

Mike White at 727-567-5171.

Please visit the Raymond James Press Center at http://www.RaymondJames.com/media.htm

RAYMOND JAMES FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)
Quarter-to-Date

(in thousands, except per share amounts)
	Three Months Ended
	June 27	June 28%		March 28%
	2003	2002	change	2003	change

Revenues:
Securities commissions and fees	$ 279,929	$ 266,434	5%	$ 247,557	13%
Investment banking	12,224	23,199	-47%	13,740	-11%
Investment advisory fees	27,829	29,745	-6%	27,232	2%
Interest	32,364	38,494	-16%	31,000	4%
Trading profits	8,491	3,125	172%	5,456	56%
Financial service fees	18,910	15,716	20%	15,583	21%
Other	10,020	11,410	-12%	9,929	1%

TOTAL REVENUES	389,767	388,123	0%	350,497	11%
Interest Expense	11,776	17,178	-31%	10,678	10%
NET REVENUES	377,991	370,945	2%	339,819	11%

Non-Interest Expenses
Compensation, commissions and benefits	270,308	263,660	3%	248,951	9%
Communications and information processing	19,196	18,209	5%	19,842	-3%
Occupancy and equipment costs	14,811	15,524	-5%	14,942	-1%
Clearance and floor brokerage	5,187	3,924	32%	4,147	25%
Business development	13,424	11,939	12%	11,184	20%
Other	16,921	23,750	-29%	16,482	3%

TOTAL NON-INTEREST EXPENSES	339,847	337,006	1%	315,548	8%

Income before provision for income taxes	38,144	33,939	12%	24,271	57%
Provision for income taxes	14,582	13,546	8%	9,077	61%
Net Income	$ 23,562	$ 20,393	16%	$ 15,194	55%
Net Income per share basic	$ 0.49	$ 0.42	17%	$ 0.31	58%
Net Income per share diluted	$ 0.48	$ 0.41	17%	$ 0.31	55%
Weighted average common shares
outstanding-basic	48,526	48,864		48,468
Weighted average common and common
equivalent shares outstanding-diluted	48,910	49,866		48,751

RAYMOND JAMES FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)
Year-to-Date

(in thousands, except per share amounts)
	Nine Months Ended
	June 27	June 28%
	2003	2002	change

Revenues:
Securities commissions and fees	$ 765,334	$ 786,322	-3%
Investment banking	37,171	49,417	-25%
Investment advisory fees	81,344	87,327	-7%
Interest	98,010	122,460	-20%
Trading profits	17,654	12,899	37%
Financial Service Fees	49,999	44,019	14%
Other	35,359	30,829	15%

TOTAL REVENUES	1,084,871	1,133,273	-4%
Interest Expense	35,667	61,540	-42%
NET REVENUES	1,049,204	1,071,733	-2%

Non-Interest Expenses
Employee compensation	754,125	766,629	-2%
Communications and information processing	58,004	58,078	0%
Occupancy and equipment costs	45,402	45,228	0%
Clearance and floor brokerage	12,864	10,916	18%
Business development	36,885	35,798	3%
Other	56,145	61,075	-8%

TOTAL NON-INTEREST EXPENSES	963,425	977,724	-1%

Income before Income taxes	85,779	94,009	-9%
Provision for income taxes	32,596	36,701	-11%
Net Income	$ 53,183	$ 57,308	-7%
Net Income per share basic	$ 1.09	$ 1.18	-8%
Net Income per share diluted	$ 1.09	$ 1.15	-5%
Weighted average common shares
outstanding-basic	48,585	48,667
Weighted average common and common
equivalent shares outstanding-diluted	48,923	49,654